SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                  FORM 8-K



                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934



      Date of Report (Date of earliest event reported):  April 20, 2001


                             Virbac Corporation
                            (formerly Agri-Nutrition Group Limited)
           (Exact name of registrant as specified in its charter)


         Delaware                      0-24312                  43-1648680
        (State of                (Commission File No.)         (IRS Employer
      Incorporation)                                       Identification No.)


                             3200 Meacham Boulevard
                             Fort Worth, Texas 76137
            (Address of principal executive offices, including zip code)



                                   (817) 831-5030
                 (Registrant's telephone number, including area code)




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ITEM 9.  REGULATION FD DISCLOSURE


         It recently came to the Company's attention that a representative of its parent company, Virbac SA, provided certain non-public information concerning the Company's projected 2001 operating results to a European securities analyst, and that the analyst included incorrect information concerning such projected results in a report on Virbac SA. In order to provide full and accurate disclosure of this information, the Company is including its forecast of operating income for the twelve months ending December 31, 2001 in this Form 8-K. The Company anticipates operating income for the year ending December 31, 2001 to be approximately $5.4 million.

         This information constitutes forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking information may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. Projections operating improvements and of expense reductions may not be achieved if management is not vigilant in executing its plans or if assumptions made in the plans are inaccurate. Forward-looking information regarding future sales may be affected by new competitive or technological entries into the market or by lack of acceptance of the Company's products by the market. Therefore, the Company's actual results could differ materially from such forward-looking information. The Company disclaims any obligation to update this forward-looking information.

                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               VIRBAC CORPORATION



                               By:  /s/ THOMAS L. BELL
                                    ------------------------------------------
                                    Thomas L. Bell
                                    President and Chief Executive Officer


Date: April 23, 2001